Exhibit 31.2.1

Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a)
of the Securities Exchange Act, as amended

I, David L. Rogers, certify that:

1.	I have reviewed this report on Form 10-K/A of Sovran Self Storage, Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:          March 30, 2011
/ S / David L. Rogers David L. Rogers Secretary, Chief Financial Officer